ESYNCH CORPORATION
                            (a Delaware Corporation)
                        One Technology Drive, Building H
                                Irvine, CA 92618

                  (Principle Executive Offices of the Company)

          NOTICE OF WRITTEN CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

NOTICE IS HEREBY GIVEN that certain shareholders of eSYNCH CORPORATION, (hereinafter referred to as the "Company"), having more than fifty percent (50%) of the total voting shares of the Company, have provided their written consent to the proposed actions as set forth in the Information Statement, which actions shall take effect no sooner than 20 calendar days following the mailing of the herein Information Statement. The certain shareholder's written consents cover the following shareholder action:

(i) an Action by Written Consent dated October 18th, 2002, of the Stockholders of the Company on the amendment to the Articles of Incorporation of the Company, as amended, to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each twenty outstanding shares of Common Stock.

As of October 18, 2002, there were 101,153,468 Class A Common Stock shares issued and outstanding, having 101,153,468 votes and 55.6 Series J Preferred Shares issued and outstanding having 42,231,675 votes and 18.5 Series K Preferred Shares issued and outstanding having 13,653,000 votes, totaling 157,038,143 votes for any matter that may be voted upon by the shareholders of the Company. This Information Statement will be mailed to all shareholders of record as of October 18, 2002.

By order of the Board of Directors.                     November 8, 2002





                                      /S/  THOMAS HEMINGWAY
                                      ----------------------
                                      THOMAS HEMINGWAY
                                      CHIEF EXECUTIVE OFFICER
                                      ESYNCH CORPORATION

                               ESYNCH CORPORATION.
                            (a Delaware Corporation)
                        One Technology Drive, Building H
                                Irvine, CA 92618
                  (Principle Executive Offices of the Company)

                              INFORMATION STATEMENT

                  DATE FIRST MAILED TO SHAREHOLDERS OF RECORD:
                                November 8, 2002

 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                                  INTRODUCTION

This Information Statement is being furnished to the shareholders of record of eSynch Corporation, a Delaware corporation (the "Company"), as of October 18, 2002, pursuant to the requirements of Regulation 14C under the Securities Exchange Act 1934, as amended. Certain shareholders having more than fifty percent (50%)of the total voting shares of the Company have provided their written consent to the proposed actions as set forth within this Information Statement, which actions shall take effect no sooner than 14 calendar days following the mailing of the herein Information Statement. The certain shareholder's written consents cover the following shareholder actions:

(i) an Action by Written Consent dated October 18, 2002, of the Stockholders of the Company on the amendment to the Articles of Incorporation of the company, as amended, To approve an amendment to the Certificate of Incorporation in order to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each ten outstanding shares of Common Stock.

A copy of the Written Consents are attached as Exhibit "A" to this Information Statement.

Management of the Company is utilizing the Written Consents in order to save expense and time.

Certain shareholders of the Company having more than fifty percent (50%) of the issued and outstanding shares of the Company's common stock (the "Common Stock") and Series J Preferred stock (Series J Stock) and Series K Preferred stock (Series K Stock) have provided written consents to a stock combination. See "Vote Required"; "Other Information Regarding the Company - Security Ownership of Certain Beneficial Owners and Management"; and "Directors and Executive Officers". See "Matters Set Forth in the Written Consents".

Shareholders of record at the close of business on October 18, 2002 are being furnished copies of this Information Statement. The principal executive office of the Company is located at One Technology Dr., Bldg. H Irvine, CA 92618, and the Company's telephone number is (714) 258-1900.

                    MATTERS SET FORTH IN THE WRITTEN CONSENTS

The Written Consents contain:

(i) A Resolution dated September 3, 2002, to amend the Certificate of Incorporation in order to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each twenty outstanding shares of Common Stock.

Shareholders representing 58.52% of the votes of the currently issued and outstanding shares of Common Stock and Series J Preferred Stock, have executed the Written Consents, thereby ensuring the increase of the number of shares authorized for issuance. See "Other Information Regarding The Company - Security Ownership of Certain Beneficial Owners and Management."

Set forth below is a table of the stockholders who have executed the Written Consents and, to the best of the Company's knowledge, the number of shares of Common Stock beneficially owned by such stockholders as of October 18, 2002:





Common . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  Shr.s        Shr.           Common Votes  % of Total Votes
----------------------------------------------------------------  -----------  -------------  ------------  -----------------

Total Common Issued and Outstanding Votes Possible . . . . . . .                              101,153,468             64.41%
Votes by Written Consent For Increase in Issue-able Common Stock
Beneficial  Owner
----------------------------------------------------------------

David Lyons. . . . . . . . . . . . . . . . . . . . . . . . . . .    5,000,000              1     5,000,000              3.18%
Tom Hemingway. . . . . . . . . . . . . . . . . . . . . . . . . .   12,951,438              1    12,951,438              8.25%
Dick Hutt. . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,035,768              1     6,035,768              3.84%
Jim Budd . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6,032,920              1     6,032,920              3.84%
Mark Utzinger. . . . . . . . . . . . . . . . . . . . . . . . . .    5,000,000              1     5,000,000              3.18%
Danny Loy. . . . . . . . . . . . . . . . . . . . . . . . . . . .    1,000,000              1     1,000,000               .64%
  Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36,020,126              1    36,020,126             22.94%
----------------------------------------------------------------  -----------


                                                                   # of Pref   Votes/Pref  Number of Pref
                                                                   ----------  ----------  --------------
Preferred Series J. . . . . . . . . . . . . . . . . . . . . . . .       Shr.s       Shr.*         Votes    % of Total Votes
-----------------------------------------------------------------  ----------  ----------  --------------  -----------------
Total Series J Preferred Issued & Outstanding Votes Possible. .                                42,231,675             26.89%
Votes by Written Consent For Increase in Issue-able Common Stock
Beneficial  Owner
Manchester Asset Management . . . . . . . . . . . . . . . . . . .        28.1  759,563         21,343,706             13.59%
Triton Private Equity Fund L.P. . . . . . . . . . . . . . . . . .        15.0  759,563         11,393,438              7.26%
Intercoastal Financial Services . . . . . . . . . . . . . . . . .        12.5  759,563          9,494,531              6.05%
  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        57.6  759,563         42,231,675             26.89%
-----------------------------------------------------------------  ----------

                                                                   # of Pref   Votes/Pref  Number of Pref
                                                                   ----------  ----------  --------------
Preferred Series K. . . . . . . . . . . . . . . . . . . . . . . .       Shr.s       Shr.*         Votes    % of Total Votes
-----------------------------------------------------------------  ----------  ----------  --------------  -----------------
Total Series J Preferred Issued & Outstanding Votes Possible. .                                13,653,000              8.69%
Votes by Written Consent For Increase in Issue-able Common Stock
Beneficial Owner
Lightline Limited . . . . . . . . . . . . . . . . . . . . . . . .         6.0  738,000          4,428,000
2.87%
Intercoastal Financial Services . . . . . . . . . . . . . . . . .        12.5  738,000          9,225,000              5.87%
  Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        18.5  738,000         13,653,000              8.69%

Total Votes by Written Consent For Stock Combination                                           91,904,801             58.52%
Total Votes Possible (Common and Series J and K Preferred). . . .                             157,038,143            100.00%

* Please note that the number of votes per share (759,563 and 738,000) granted, of Series J preferred stock and Series K preferred stock, respectively, is based on the number of shares of Common (759,563 and 738,000) that each share of Series J preferred stock and Series K preferred stock, respectively, could be converted to on the date of record, October 18, 2002. (1) Messrs. Hemingway, Lyons, Hutt, and Budd are officers and Directors of eSynch Corporation.

                                  VOTE REQUIRED

Counterpart copies of the Written Consents evidencing a majority of the outstanding shares of Common Stock, must be received by the Company within sixty days of the earliest dated consent delivered by the Company in order to effectuate the matters set forth therein. As of October 18, 2002 (the dates of the Written Consents), 101,153,468 shares of Common Stock were issued and outstanding with votes of 101,153,468 and
55.6 Series J Preferred shares were issued and outstanding with votes of 42,231,675 and 18.5 Series K Preferred shares were issued and outstanding with votes of 13,563,000 totaling 157,038,143 votes thus, Stockholders representing no less than 78,519,072 votes from Common Stock, Series J Preferred and Series K Preferred were required to execute the Written Consents to effect the matter set forth therein. As discussed under "Matters Set Forth in the Written Consents," shareholders owning approximately 91,904,801 votes, or 58.52% of the votes of Common Stock, Series J Preferred and Series K Preferred, have executed the Written Consents and delivered them to the Company as required by law within the 60 day period, thereby ensuring the stock combination.

CERTAIN EFFECTS OF THE REVERSE SPLIT

         The following table illustrates the principal effects of the Reverse Split to the 101,153,468 shares of Common Stock outstanding as of October 18, 2002:

COMMON SHARES:
--------------
                                                               PRIOR TO        AFTER 1 FOR 2    AFTER 1 FOR 20
     NUMBER OF SHARES                                           REVERSE           REVERSE            REVERSE
                                                              STOCK SPLIT      STOCK SPLIT        STOCK SPLIT

Common Stock:
Authorized..........................................          250,000,000       250,000,000       250,000,000

Outstanding ........................................          101,153,468        50,576,734         5,057,673

Available for Future
 Issuance ..........................................          148,846,532       199,432,266       244,942,327

                     OTHER INFORMATION REGARDING THE COMPANY

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth to the best of the Company's knowledge the number of shares beneficially owned as of October 18, 2002, by (i) each of the current Executive Officers and Directors of the Company (ii) each person (including any "group" as that term is defined in Section 13(d)(3) of the Exchange Act) who beneficially owns more than 5% of the Common Stock, and (iii) all current Directors and officers of the Company as a group. (1)


                                              SHARES BENEFICIALLY OWNED
                                              --------------------------
                                           COMMON                  PREFERRED
                                           ------                  ---------

NAME OF BENEFICIAL OWNER             NUMBER     PERCENT      NUMBER    PERCENT
------------------------             ------     -------      ------    -------


Thomas Hemingway(1)                 12,951,438    12.80%         0          0%
James H. Budd(2)                     6,032,920     5.96%         0          0%
T. Richard Hutt(3)                   6,035,768     5.97%         0          0%
David Lyons(4)                       5,000,000     4.94%         0          0%
Robert Orbach(5)                        32,684     0.00%         0          0%
Mark Utzinger                        5,000,000     4.94%         0          0%
All Directors and Executive
Officers as a group (6 Persons)     35,052,810    35.61%         0          0%


(1) Includes 842,500 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable. Includes 111,395 shares owned by Ms. Detra Mauro Hemingway, the spouse of Mr. Hemingway.

(2) Includes 387,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.

(3) Includes 376,932 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.

(4) Includes 36,700 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.


(5) Includes 25,000 shares which may be purchased pursuant to stock options which are currently, or within the next 60 days will be, exercisable.



DIRECTORS  AND  EXECUTIVE  OFFICERS

NAME                    POSITION(S) WITH THE COMPANY               AGE
----------------------------------------------------------------------

Thomas Hemingway        Chairman and Chief Executive Officer        44
David Lyons             Director and President                      51
T. Richard Hutt         Director, Vice President and                61
                        Secretary/Treasurer
James H. Budd           Director and Vice President                 59
Robert Orbach(1)        Director                                    48

THOMAS HEMINGWAY
----------------

On August 5, 1998, Mr. Hemingway became the Chief Executive Officer and Chairman of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark Corporation, a California corporation ("Intermark"), and Intermark's securityholders upon the consummation of that transaction. A co-founder of Intermark, from October 1995 to the present Mr. Hemingway served as Chief Executive Officer and in other senior management positions at Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Hemingway operated a consulting business specializing in software sales and marketing. From January 1994 to July 1994, Mr. Hemingway was chief operating officer at Ideafisher Systems, an artificial intelligence associative processing software company. From August 1993 to December 1993, Mr. Hemingway was serving as a consultant with L3, an edutainment software company. From January 1993 to July 1993, Mr. Hemingway was involved in computer-related consulting in the capacity of chief executive officer of Becker/Smart House, LV, a home automation enterprise. In 1992, Mr. Hemingway was involved in making private investments in various industries. Previously, from 1987 to 1991, Mr. Hemingway founded and served as president of Intellinet Information Systems, a provider of network services and systems. Earlier in his career, Mr. Hemingway was a founder of Omni Advanced Technologies, a research and development firm developing products for the computer and communications industry.

DAVID LYONS
-----------

Mr. Lyons was appointed to the Board of Directors in January 2000 and was appointed President in February 2001. From 1997 into 2000, Mr. Lyons served as Vice President - Acquisitions, Eastern Region, for Expanets, Inc., a start-up consolidation venture financed by Northwestern Corp. (NYSE:NOR) to acquire telecommunications voice and data companies. From 1996 to 1997, Mr. Lyons was employed by Extel Communications, Inc., a telecommunications installation and maintenance company, as Executive Vice President, Acquisitions. From 1992 to 1996, Mr. Lyons served as a principal in the Sherman Investment Group, Inc., a Merchant Banking Company which invests in and provides managerial assistance to medium sized public and private companies. Prior to 1996, Mr. Lyons was Chairman and CEO of Amnex, Inc., an operator service and long distance company. Mr. Lyons previously served as a member of Board of Directors from October 27, 1998 to November 15, 1999.

JAMES H. BUDD
-------------

Mr. Budd was elected to the Board of Directors on October 27, 1998. In August, 1998, Mr. Budd became a Vice President of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Budd has served as Vice President of Marketing and in other executive capacities of Intermark, a software publishing, sales and marketing company. From August 1994 to September 1995, Mr. Budd operated a consulting business specializing in software sales and marketing. From March 1994 to July 1994, Mr. Budd was vice president of marketing at Ideafisher Systems, an artificial intelligence / ssociative processing software company. From November 1993 to February 1994, Mr. Budd was involved in making private investments in various industries. Previously, from July 1978 to October 1993, Mr. Budd was founder and chief executive officer of Command Business Systems, a developer of business software products. Earlier in his career, Mr. Budd held marketing and sales management positions at Unisys, Nixdorf, Tymshare, and Prime Computer.

T. RICHARD HUTT
---------------

Mr. Hutt was elected to the Board of Directors on October 27, 1998. In August, 1998, Mr. Hutt became a Vice President and the Secretary of the Company pursuant to the Agreement and Plan of Share Exchange among the Company, Intermark and Intermark's securityholders. A co-founder of Intermark, from October 1995 to the present Mr. Hutt has served as Vice President of Sales and Secretary of Intermark. From September 1992 to September 1995, Mr. Hutt was distribution sales manager for Strategic Marketing Partners, a leading national software and technology marketing firm. Previously, he was in the communications and mini-computer industry with TRW where he formed the Canadian subsidiary as vice president of sales. He moved to TRW's Redondo Beach headquarters and managed the western division until Fujitsu acquired the business unit. Before joining TRW, he was with NCR's financial sales division in Canada. Prior to that he managed the VAR division at Wang Laboratories. Moving to Matsushita, he played a key role in the development of the distribution channel for their Panasonic products.

ROBERT ORBACH
-------------

Mr. Orbach was appointed to the Board of Directors in January, 2000. Mr. Orbach is the founder and president of Orbach, Inc., providing high level consulting and advisory services for PC hardware and software companies, regarding acquisitions and strategic partnering as well as marketing, and has served in that capacity since May 1990. In addition, Mr. Orbach is on the Board of Directors of Midisoft and In10city. Mr. Orbach previously served as a member of Board of Directors from October 27, 1998 to November 15, 1999.

EXECUTIVE COMPENSATION.

The following table sets forth compensation received by the Company's Chief Executive Officer and by each of the persons who were, for the fiscal year ended December 31, 2001, the other four most highly compensated executive officers of the Company whose total compensation during that year exceeded $100,000 (the Named Officers), for the three fiscal years ended December 31, 2000 or for the shorter period during which the Named Officer was compensated by the Company.




                                       SUMMARY COMPENSATION TABLE

                                                             LONG-TERM COMPENSATION
                                                         ------------------------------
                                ANNUAL COMPENSATION              AWARDS         PAYOUTS
                          ------------------------------  ---------------------  -------


NAME AND                                                 RESTRICTED SECURITIES
PRINCIPAL                                 OTHER ANNUAL     STOCK    UNDERLYING   LTIP    ALL OTHER
POSITION            YEAR  SALARY   BONUS COMPENSATION(1)  AWARD(S)  OPTIONS(#)  PAYOUTS COMPENSATION
------------------- ----  ------   ----- --------------- ---------- ----------- ------- ------------
Thomas C. Hemingway 2000  $146,250                                    300,000            $300,000
  CEO               1999  $150,000                                    250,000            $350,000
                    1998  $88,789                                    292,500                 -

James H. Budd       2000  $135,417                                    270,000                -
  Vice President    1999  $115,000                                        -                  -
                    1998  $52,868                                    117,000                 -

T. Richard Hutt     2000  $124,745                                    270,000                -
  Vice President    1999  $115,000                                        -                  -
                    1998  $64,281                                    117,000                 -

Robert B. Way       2000  $111,271                                    180,000                -
  Vice President    1999  $82,500                                    250,000            $234,500

Donald C. Watters   2000  $140,410                                    300,000            $582,571
   Former President 1999  $112,500                                    700,000            $530,000

David P. Noyes      2000  $127,962                                    240,000            $977,819
  Former CFO        1999  $116,894                                    500,000            $337,067



(1) Perquisite and other personal benefits did not for any Named Officer in the aggregate equal or exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported in this table for such person.

EXECUTIVE EMPLOYMENT AGREEMENTS

The Company has an employment agreement with each Executive Officer listed below. The terms of those employment agreements are summarized in the following table:


                     CURRENT BASE   OPTION      OTHER         BENEFITS DUE ON
NAME                 COMPENSATION   GRANT       BENEFITS      TERMINATION
-------------------  ------------   --------   -------------  ----------------------------------
Thomas C. Hemingway     $150,000    250,000     Any           If he is terminated by the Company
  CEO                               at $1.00    benefits      without cause, he is paid an amount
                                    each,       for other     equal to 12 months' base salary and
                                    fully       officers,     all other benefits and perquisites
                                    vested      and 3 weeks   continue for 12 months and
                                                vacation      the Company will be
                                                per year      required  to repurchase
                                                              all his stock and options
                                                              at the 30-day average market price.

James H. Budd          $130,000                 Any           If he is terminated by the Company
  Vice President                                benefits      without cause, he is paid an amount
                                                for other     equal to 3 months' base salary and
                                                officers,     all other benefits and perquisites
                                                and 2 weeks   continue for 3 months and all stock
                                                vacation      options held by him vest and
                                                per           year become exercisable.

T. Richard Hutt        $130,000                 Any           If he is terminated by the Company
  Vice President                                benefits      without cause, he is paid an amount
                                                for other     equal to 3 months' base salary and, all
                                                officers      other benefits and perquisites
                                                and 2 weeks   continue for 3 months and all stock
                                                vacation      options held by him vest and
                                                per year      become exercisable.

Robert Way             $130,000   250,000       Any           If he is terminated by the Company
  Vice President                  at $1.00      benefits      without cause, he is paid an amount
                                  each, fully   for other     equal to 3 months' base salary and
                                  vested        officers,     all other benefits and perquisites
                                                and 3 weeks   continue for 3 months and all stock
                                                vacation      options held by him vest and  become
                                                per year      exercisable.

OPTION GRANTS DURING FISCAL 2001

The following table sets forth information on all grants of stock options during the fiscal year ended December 31, 2000, to Named Officers:





                                    OPTION GRANTS TABLE
                             OPTION GRANTS IN FISCAL YEAR 2000

                                     INDIVIDUAL GRANTS
                     --------------------------------------------------
                                   % OF TOTAL
                     NUMBER OF      OPTIONS
                     SECURITIES    GRANTED TO
                     UNDERLYING     EMPLOYEES  EXERCISE
                      OPTIONS       IN FISCAL    PRICE    EXPIRATION
NAME                  GRANTED       YEAR(1)    ($/SHARE)    DATE(2)
------------------------------------------------------------------------

Thomas C. Hemingway    300,000        12.2%      $3.63     Jul 2010

James H. Budd          270,000        11.0%      $3.63     Jul 2010

T. Richard Hutt        270,000        11.0%      $3.63     Jul 2010

Robert B. Way          180,000         7.3%      $3.63     Jul 2010

Donald C. Watters      300,000        12.2%      $3.63     Jul 2010

David P. Noyes         240,000         9.7%      $3.63     Jul 2010


(1) Options to purchase an aggregate of 2,465,000 shares of common stock were granted by the Company to employees, including the Named Officers, during the fiscal year ended December 31, 2000. Subsequently, a total of 525,000 options expired or were voided.

(2) Options held by the Named Officers have a term of 5 and 10 years, subject to earlier termination in certain events related to termination of employment.

OPTION EXERCISES IN FISCAL 2001 AND YEAR-END OPTION VALUES

The following table sets forth information concerning stock options which were exercised during, or held at the end of, fiscal 2000 by the Named Officers:


                           AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION VALUES

                                                       NUMBER  OF
                                                 SECURITIES  UNDERLYING      VALUE  OF  UNEXERCISED
                                                  UNEXERCISED  OPTIONS       IN-THE-MONEY  OPTIONS
                       SHARES         VALUE       AT  FISCAL YEAR END(#)    AT FISCAL YEAR END($)(1)
                     ACQUIRED ON    REALIZED   -----------------------------------------------------
NAME                  EXERCISE       ($)(1)    EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
----------------------------------------------------------------------------------------------------
 Thomas C. Hemingway       -            -          842,500          -       $17,550            -
 James H. Budd             -            -          387,000          -       $ 7,020            -
 T. Richard Hutt         9,415      $55,978        376,932          -       $ 6,416            -
 Robert B. Way             -            -          449,427          -       $   -              -
 Donald C. Watters     639,655      $582,571       348,568          -       $11,112            -
 David P. Noyes        441,379      $977,819       240,000          -       $   -              -

(1) Market value of underlying securities at exercise date or year end, as the case may be, minus the exercise or base price of in-the-money options. The value of options is based on the closing sale price for the Company's common stock as of December 31, 2000 as reported on the OTC Bulletin Board, which was $1.00, minus the exercise price.

COMPENSATION OF DIRECTORS

The Company's non-employee Directors are not currently compensated for attendance at Board of Directors meetings. Non-employee directors have been granted, on an ad hoc basis, stock options upon being appointed to the Board. The Company granted to each of the three non-employee directors options to purchase 25,000 shares of common stock in the year-ended December 31, 2001. The Company may adopt a formal director compensation plan in the future. All of the Directors are reimbursed for their expenses for each Board and committee meeting attended.

EMPLOYEE COMPENSATION

We do not yet have a compensation committee that approves or offers recommendations on compensation for our employees.

LEGAL PROCEEDINGS

We are involved in several lawsuits in the normal course of business and all amounts for exposure to these lawsuits have been recorded in our financial statements except as noted below.

In September, 1999 a lawsuit was filed by C-Group, Inc. in United States District Court, District of Maryland, against Intermark seeking $99,110 for goods that were claimed to be purchased by Intermark. In October, 1999, the plaintiff amended the complaint and reduced the amount of the claim to $81,326. In March 2001 a judgment was entered against Intermark in the amount of $133,658 related to the claim against Intermark which included $52,332 related to a claim against Softkat. The Company was not properly notified and the judgment will be appealed. As of June, 2001 the Company accrued $133,658.

On April 3, 2001, a lawsuit was filed by BFree Ltd. in Superior Court, County of Orange, California, against the Company as successor to Innovus Corporation, seeking $25,544 for goods and services claimed to have been provided to Innovus during 1997. The claim is included in pre-acquisition liabilities on the accompanying balance sheets. Subsequent to December 31, 2001 the Company entered into a settlement agreement with Bfree Ltd. Under the agreement the Company is to pay $4,000 in monthly increments of $500 starting on March 15, 2002. The amount bears interest at 10%.

On July 18, 2001, David P. Noyes, the Company's former Chief Financial Officer, filed a claim with the Labor Commissioner, State of California, for wages due under an employment contract seeking $96,572. Mr. Noyes was terminated for cause by the Company in November 2000. Subsequent to December 31, 2001 the Labor Commission found that David P. Noyes had been terminated with cause. However, the Labor Commission awarded David P. Noyes $11,695 for un-reimbursed expenses and $1,544 for accrued interest on those expense. The Company accrued these amounts during the year ended December 31, 2001.

On July 26, 2001, Bixby Land Company, the Company's landlord, filed an unlawful detainer action to recover delinquent rent and penalties in the amount of approximately $125,000. On November 1st, 2001 the Company relocated its corporate offices to 29 Hubble Irvine, CA 92618. In October a settlement agreement with Bixby Land Company was reached regarding a settlement of the Company's liability of $808,134 with respect to a lease obligation for the Tustin facility. The settlement agreement provided that the Company would be release from all future payments under the terms of the lease if the Company made payments totaling $100,000 and transferred the Company's existing $60,010 security deposit to the landlord. The Company did not make the required payments under the settlement agreement. In October 2001, Bixby received a judgment against the Company for $136,058. As of December 31, 2001, the Company accrued the $136,058 and expensed the security deposit. Additionally in conjunction with this event the Company has written off the total net asset value of its leasehold improvements of $51,174.

On July 27, 2001, the Company filed a complaint against eLiberation Corporation, which was subsequently amended January 3, 2002. The Company seeks compensatory damages in the amount of $39,671. The company received a settlement agreement consisting of cancellation of the cross complaint and $52,000 in payments to eSynch, the total of which are due by October 15th, 2002.

On August 9, 2001, an action was filed in California Superior Court, County of Orange, against the Company, certain officers and its current Directors by Donald C. Watters, the Company's former president, chief operating officer and director, claiming breaches of contract, good faith and fair dealing, and fiduciary duty, and adverse employment action in violation of public policy. Mr. Watters is seeking general damages of not less than $2,780,000, punitive damages, interest, attorney's fees and court costs. Mr. Watters was terminated by the Company for cause. The Company believes that the claims are without merit and intends to vigorously defend the action and thus nothing has been accrued as of December 31, 2001.

On August 10, 2001, a lawsuit was filed by Kforce.com seeking to collect approximately $43,000 to be owed under a consulting services agreement. During 2001, the Company stipulated a judgment in favor of Kforce.com. The judgment is fully accrued in the Company's financial statements as of December 31, 2001.

In September, 2001 a lawsuit was filed by Technopolis Communications, Inc. in the Superior Court of California, County of Orange, against Innovus Corporation, dba eSynch Corporation, seeking $35,733 for services claimed to have been provided to eSynch. The case is currently in the discover stage and a mandatory settlement conference date has been set. As of December 31, 2001 the Company has accrued $50,000.

On April 8, 2002 Adams Business Media filed a request for entry of default for $11,000 for advertising services. The request was not contested. This amount has been included in the account payable liability account.

On April 17, 2002 a request for Entry of Default was filed by Information Leasing Corporation for $179,364. The request was not contested. This amount was fully accrued in Capital Lease Obligations - Current Portion as of March 31, 2002.

On May 21, 2002 Internap filed a request for entry of default with no specified amount. The request was not contested. As of June 30, 2002 the Company carried a balance of $17,798 for this vendor in accounts payable.

On May 31, 2002 Reuters Newsmedia filed a request for entry of default with no specified amount. The Company believes the summons was not properly served and the request is therefore invalid. As of June 30, 2002 the Company carried a balance of $70,000 for this vendor in accounts payable.

CERTAIN TRANSACTIONS

On April 1, 1999, the Company acquired Kiss Software Corporation, a California corporation (Kissco). Donald C. Watters, Jr. was a major shareholder of Kissco and received in that acquisition 381,270 shares of Common Stock, and the Company also assumed a Kissco option entitling Mr. Watters to acquire 48,568 shares of Common Stock at a price of $ 2.11 per share. Robert B. Way was also a shareholder of Kissco and received in the acquisition 32,430 shares of Common Stock, and the Company also assumed a Kissco option entitling Mr. Way to acquire 19,427 shares of Common Stock at $2.11 per share.

On September 30, 1999, the Company acquired Oxford Media Corporation, a Delaware corporation, for 450,000 shares of the Company's Common Stock. Oxford Media Corporation was controlled by Mr. Norton Garfinkle. In addition, for consulting services and services as a director of the Company, Mr. Garfinkle received warrants to purchase 450,000 shares of Common Stock.

In March 2000, the Company filed a Registration Statement on Form S-8 for the purpose of registering a Re-offer Prospectus associated with certain Stock Option Agreements, Warrants, and Consulting Agreements. Certain executive Officers and Directors plus two unrelated parties were named as Selling Stockholders. The Company registered 505,700 shares, 300,000 shares and 18,000 shares related to Stock Options, Warrants, and Consulting Agreements, respectively.

On March 1, 2000, the Company entered into a License Agreement with Garfinkle Limited Partnership II, of which Norton Garfinkle, a director and shareholder of the Company, is a Partner. The License Agreement grants the Company the use of two patents for use in the video-on-demand segment of the Company's business. As consideration for the grant of license, Garfinkle Limited Partnership II was given a warrant for 950,000 shares of the Company's common stock plus the Company will pay a royalty of five percent of the gross revenue paid by end users as a result of the use of the Patents.

On June 14, 2000, the Company borrowed $450,000 from Norton Garfinkle, a director and shareholder, evidenced by an unsecured note bearing interest at eight percent and due on demand. On January 10, 2001, the Company renegotiated the terms of the terms of the note requiring Mr. Garfinkle to deliver to the Company a written notice at least 20 days prior to demand for repayment. In consideration of the change in payment terms, the Company issued to Mr. Garfinkle a warrant to purchase 250,000 shares of the Company's common stock.

On August 28, 2000, the Company loaned Thomas Hemingway, Chairman and Chief Executive Officer, and a director of the Company, the sum of $500,000 evidenced by a promissory note bearing interest at ten percent per annum, due and payable on February 24, 2001. As of the date hereof, $300,000 plus accrued interest remains outstanding, of which $300,000 was recorded in the Company's accounting records as income to Mr. Hemingway for the year-ended December 31, 2000.

As reflected in the 8-K filed July 31, 2002, Pursuant to an Escrow Agreement and Irrevocable Proxy (the "Agreement") effective as of July 31, 2002, between eSynch and NACIO SYSTEMS, INC., a California corporation ("Nacio"), eSynch will purchase from Nacio all of the issued and outstanding shares of common stock of Nacio. Nacio is California based and provides high-reliability hosting, commercial-grade Internet connectivity and outsourcing solutions and support services for businesses that rely on the Internet for daily operations. On March 12, 2002, Nacio filed for voluntary Chapter 11 bankruptcy in the United State Bankruptcy Court, Northern District of California, Santa Rosa Division (the "Court"), Chapter 11 Case No. 02-10596. The transaction will be consummated upon completion of Nacio's plan of reorganization and acceptance of this plan by the court. eSynch intends to continue in this line of business. eSynch will acquire one hundred percent (100%) ownership interest in Nacio in exchange for 30,000,000 shares of eSynch's common stock.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and NASDAQ. These persons are required by regulation of the SEC to furnish us with copies of all Section 16(a) forms they file.

The Company has been registered pursuant to Section 12 of the Securities Exchange Act of 1934 since September 23, 1990 and, by reason thereof, all officers, directors and 10% or more shareholders of the Company became obligated to file Forms 3, 4 and 5, describing the ownership of securities in the Company and any changes thereto, as they may apply, since that date. To the Company's knowledge, based solely upon a review of the copies of such reports furnished to the Company and representations made to the Company, no other reports were required, during and with respect to the fiscal year ended December 31, 2000 and all Reporting Persons have complied with all filing requirements applicable to them

                                    EXHIBIT A

                               ESYNCH CORPORATION

          NOTICE PUSUANT TO SECTION 228 OF THE GENERAL CORPORATION LAW
                            OF THE STATE OF DELAWARE

TO: ALL STOCKHOLDERS

1. PLEASE TAKE NOTICE THAT Stockholders owning at least a majority of the outstanding stock of eSYNCH CORPORATION, by written consent dated October 18, 2002 have duly adopted the following resolution:

                   "a resolution approving an amendment to the Corporation's Certificate of Incorporation, as amended, to provide for a stock combination (reverse split) of the Common Stock in an exchange ratio to be approved by the Board, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each twenty outstanding shares of Common Stock.


DATE: November 8, 2002



          BY:  /S/ THOMAS HEMINGWAY
                ---------------------
                  THOMAS HEMINGWAY
                  CHAIRMAN AND CHIEF EXECUTIVE OFFICER